Exhibit 99.1

American Midstream Announces $100 Million Offering of Senior Notes

HOUSTON – (Business Wire) December 14, 2017 – American Midstream Partners, LP (NYSE: AMID) (the “Partnership”) announced today that it intends to offer for sale $100 million in aggregate principal amount of 8.500% Senior Notes due 2021, subject to market and other conditions. The notes will be an additional issue of the Partnership’s outstanding 8.500% Senior Notes due 2021, which were issued in an aggregate principal amount of $300 million on December 28, 2016.

The notes will be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons, other than U.S. persons, outside of the United States pursuant to Regulation S under the Securities Act.

The Partnership expects to use the net proceeds from the offering to reduce borrowings under its revolving credit facility.

The securities to be offered have not been registered under the Securities Act or any state securities laws. Unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer to sell, a solicitation of an offer to buy, or a sale of, the notes or any other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About American Midstream Partners, LP

American Midstream Partners, LP is a growth-oriented limited partnership formed to provide critical midstream infrastructure that links producers of natural gas, crude oil, NGLs, condensate and specialty chemicals to end-use markets. American Midstream’s assets are strategically located in some of the most prolific onshore and offshore basins in the Permian, Eagle Ford, East Texas, Bakken and Gulf Coast. American Midstream owns or has an ownership interest in approximately 5,100 miles of interstate and intrastate pipelines, as well as ownership in gas processing plants, fractionation facilities, an offshore semisubmersible floating production system with nameplate processing capacity of 100 MBbl/d of crude oil and 240 MMcf/d of natural gas; and terminal sites with approximately 6.7 MMBbls of storage capacity.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the Partnership’s expectations regarding the timing of the proposed offering and use of proceeds. We have used the words “could,” “expect,” “intend,” “may,” “will,” “would” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017, our Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 9, 2017, and our other filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update such statements for any reason, except as required by law.

Investor Contact

American Midstream Partners, LP

Mark Schuck

Director of Investor Relations

(346) 241-3497

mschuck@americanmidstream.com